UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2007

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Jackson Street, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 25, 2007, Flexsteel Industries, Inc. (the “Company”) entered into agreements amending the maturity dates of its primary credit facilities. The amended agreements extend the maturity date for the $20 million long-term facility from October 31, 2010 to September 30, 2012 and the maturity date for the short-term $20 million facility from June 29, 2007 to June 30, 2008. The other terms of the credit facility agreements remained unchanged.

Copies of the agreements amending the credit facilities are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3.

Item 9.01   Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description
Exhibit 10.1	Note Modification Agreement dated June 25, 2007 (long-term facility) between Flexsteel Industries, Inc. and JPMorgan Chase Bank, N.A.

Exhibit 10.2	Note Modification Agreement dated June 25, 2007 (short-term facility) between Flexsteel Industries, Inc. and JPMorgan Chase Bank, N.A.

Exhibit 10.3	Credit Agreement dated June 25, 2007 between Flexsteel Industries, Inc. and JPMorgan Chase Bank, N.A.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC. (Registrant)

Date:	June 25, 2007	By:	/s/ Timothy E. Hall
Timothy E. Hall Vice President-Finance, CFO, and Secretary Principal Financial Officer